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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-4 and related prospectus of National City Corporation for the proposed merger of Central Indiana Bancorp), of our report dated January 21, 1994, with respect to the consolidated financial statements of National City Corporation included in its Annual Report on Form 10-K for the year ended December 31, 1993, filed with the Securities and Exchange Commission.

                                            ERNST & YOUNG LLP

Cleveland, Ohio
November 17, 1994